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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

NAME                                          STATE OF INCORPORATION
----                                          ----------------------

Aaron Investment Company                      Delaware
Aaron Rents, Inc. Puerto Rico                 Commonwealth of Puerto Rico